SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 27, 2009

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INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 27, 2009, Interface, Inc. (the “Company”) executed and delivered the Fourth Supplemental Indenture (the “Supplemental Indenture”) among the Company, certain of its subsidiaries, and U.S. Bank National Association, as trustee under the Indenture referred to below, which Supplemental Indenture amends the Indenture, dated as of January 17, 2002 (the “Indenture”) governing the Company’s 10.375% Senior Notes due 2010 (the “Notes”).

           The Supplemental Indenture was entered into following the Company’s receipt on May 27, 2009 of consents to certain proposed amendments to the Indenture from holders of more than a majority in aggregate principal amount of the outstanding Notes.  As executed, the Supplemental Indenture eliminates substantially all of the restrictive covenants and certain events of default contained in the Indenture, but does not eliminate or change certain covenants governing the Company’s obligations to make and consummate offers to purchase Notes after the consummation of certain change in control or asset sale transactions.  The amendments being effected by the Supplemental Indenture will only become operative, however, on the date that the Notes validly tendered in connection with the consents are purchased by the Company pursuant to the Company’s tender offer for the Notes commenced on May 14, 2009.

The foregoing summary of the material terms of the Supplemental Indenture is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is attached to this report as Exhibit 4.1.

ITEM 3.03          MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The disclosure under Item 1.01 of this Report is incorporated herein by reference in response to this Item 3.03.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS.

(d)          Exhibits.

Exhibit No.	Description
4.1	Fourth Supplemental Indenture, dated as of May 27, 2009, to the Indenture dated as of January 17, 2002.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.
By:	/s/ Raymond S. Willoch Raymond S. Willoch Senior Vice President
Date: June 2, 2009

EXHIBIT INDEX

Exhibit No.	Description
4.1	Fourth Supplemental Indenture, dated as of May 27, 2009, to the Indenture dated as of January 17, 2002.